As filed with the Securities and Exchange Commission on May 24, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	30-0780081 (I.R.S. Employer Identification No.)

777 Main Street, Suite 2900 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

FTS INTERNATIONAL, INC.
AMENDED AND RESTATED

2018 EQUITY AND INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Michael J. Doss

Chief Executive Officer

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Name and address of agent for service)

(817) 862-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	3,600,000 shares	$6.65	$23,940,000	$2,902

(1)                                 Pursuant to Rule 416 of the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) also covers such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the FTS International, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (the “Plan”).

(2)                                 Estimated solely for the purposes of determining the amount of the registration fee, pursuant to Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices of the common stock of FTS International, Inc. (the “Registrant”) as reported on The New York Stock Exchange on May 23, 2019.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register an additional 3,600,000 shares of the common stock of Registrant that may be awarded under the Plan, which are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on February 6, 2018 (Registration No. 333-222892), which is hereby incorporated by reference. Accordingly, this Registration Statement consists only of the following: the facing page, the required statement regarding incorporation by reference set forth above, the required opinions and consents, the signature page, and information that is required in this Registration Statement that is not in the earlier registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a)         The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on February 28, 2019;

(b)         The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 9, 2019;

(c)          The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 3, 2019;

(d)         The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 2, 2019 and May 22, 2019; and

(e)          The description of the Registrant’s common stock contained in its registration statement on Form 8-A filed with the Commission on February 2, 2018 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration

Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 8.           Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company
4.2	Amended and Restated Bylaws of the Company
4.3	Registration Rights Agreement
4.4	Investors’ Rights Agreement by and among FTS International, Inc., Maju Investments (Mauritius) Pte Ltd and CHK Energy Holdings, Inc.
4.5	Investors’ Rights Agreement by and among FTS International, Inc., Senja Capital Ltd and Hampton Asset Holding Ltd.
*5.1	Opinion of Winston & Strawn LLP
*23.1	Consent of Grant Thornton LLP
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
99.1	FTS International, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan
99.2	Form of Restricted Stock Unit Agreement under the 2018 Equity and Incentive Compensation Plan
99.3	Form of Restricted Stock Unit Agreement for Directors under the 2018 Equity and Incentive Compensation Plan

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on May 24, 2019.

FTS INTERNATIONAL, INC.

By:	/s/ Michael J. Doss
Name: Michael J. Doss
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Doss and Jennifer L. Keefe, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement, and any or all amendments thereto (including, without limitation, post-effective amendments), with all exhibits and schedules thereto, and other documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 24, 2019.

Signature	Title

/s/ Michael J. Doss	Chief Executive Officer and Director (Principal Executive Officer)
Michael J. Doss

/s/ Lance D. Turner	Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)
Lance D. Turner

/s/ Goh Yong Siang	Chairman
Goh Yong Siang

/s/ Domenic J. Dell’Osso, Jr.	Director
Domenic J. Dell’Osso, Jr.

/s/ Bryan J. Lemmerman	Director
Bryan J. Lemmerman

/s/ Ong Tiong Sin	Director
Ong Tiong Sin

/s/ Boon Sim	Director
Boon Sim

/s/ Carol J. Johnson	Director
Carol J. Johnson

/s/ Michael C. Jennings	Director
Michael C. Jennings